ENOVA CORPORATION
                        1986 LONG-TERM INCENTIVE PLAN

                     NONQUALIFIED STOCK OPTION AGREEMENT


Enova Corporation, a California corporation ("Enova"), hereby grants an option to purchase shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Enova Corporation 1986 Long-Term Incentive Plan (the "Plan").



Date of Option Grant: ___________ ___, 199__

Name of Optionee: ____________________________

Optionee's Social Security Number: ____-___-_____

Number of Shares of Enova Common Stock Covered by Option: _______

Exercise Price per Share: $__.____

Vesting Start Date: ___________ ___, 199__



          By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Plan.


Optionee: _________________________________
                    (Signature)


Enova: ___________________________________
                    (Signature)

       Title:  ___________________________



Attachment

                                 ENOVA CORPORATION
                          1986 LONG-TERM INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT


Nonqualified Stock Option

This option is not intended to be an incentive stock option under section 422 of the Internal Revenue Code.

"Company" as used in this agreement refers to your employer, which may be Enova or a subsidiary of Enova.

Vesting

Your right to exercise this option vests on a quarterly basis over the four-year period starting on the Vesting Start Date, as shown on the cover sheet. The percentage of the total number of shares for which this option will be exercisable at any given time is equal to the product of
0.0625 times the number of completed quarters of Service that have elapsed since the Vesting Start Date. The resulting number of shares will be rounded to the nearest whole number. No part of this option, however, is exercisable until you have completed 12 consecutive months of Service commencing with the Date of Option Grant. Service means service as an employee, director, consultant or advisor of the Company.

The entire option vests and will be exercisable in full in the event you retire under the Company's Pension Plan at age 62 or older or the Company is subject to a "Change in Control" (as defined in the Plan) while you are an employee, director, consultant or advisor of the Company.

No additional shares become exercisable after your Service has terminated for any other reason.

Term

Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. (It will expire earlier if your Service terminates, as described below.)

Regular Termination

If your Service terminates for any reason except retirement on or after age 62, death or total and permanent disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

The Company determines when your Service terminates for this purpose.

Death

If you die as an employee, director, consultant or advisor of the Company, then your option will expire at the close of business at Company headquarters on the date 12 months after the date of death. During that 12-month period, your estate or heirs may exercise the vested portion of your option.

Disability

If your Service terminates because of your total and permanent disability, then your option will expire at the close of business at Company headquarters on the date 12 months after your termination date. During that period, you may exercise the vested portion of your option.

"Total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Retirement

If your Service terminates because of your retirement on or after age 62, then your option will expire on the day before the tenth anniversary of the Date of Option Grant.

Leaves of Absence

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. And your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose.

Restrictions on Exercise

The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

  -Your personal check, a cashier's check or a money order.

  -Certificates for Enova stock that you have owned for at least six months, along with any forms needed to effect a transfer of the shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

  -To the extent permitted by law, arrangements can be made to permit a "cashless exercise" whereby you direct a securities broker approved by the Company to sell your option shares and to deliver all or a portion of the sale proceeds to the Company in payment of the option price and any required withholding. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of the option exercise. Payment of withholding taxes may be made by any combination of the methods described under "Form of Payment."

Restrictions on Resale

By signing this Agreement, you agree not to sell any option shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee of the Company.

Transfer of Option

Prior to your death, only you or the trustee of a revocable living trust established by you or your spouse may exercise this option. You cannot otherwise transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserves the right to terminate your service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of Enova until a certificate for your option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in Enova stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of California.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.


By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.



                                 ENOVA CORPORATION
                          1986 LONG-TERM INCENTIVE PLAN

                 NONQUALIFIED STOCK OPTION AGREEMENT AMENDMENT

Enova Corporation, a California corporation ("Enova"), and Optionee, herby agree to amend the terms and conditions of the Nonqualified Stock Option Agreement entered into effective October 21, 1996 for nonqualified stock options granted that date, as follows:

Vesting: Delete the first two sentences, "Your right to exercise this option vests on a quarterly basis over the four-year period starting on the Vesting Start Date, as shown on the cover sheet. The percentage of the total number of shares for which this option will be exercisable at any given time is equal to the products of 6.25 times the number of completed quarters of Service that have elapsed since the Vesting Start Date."

            Insert in its place, "Your right to exercise the total number of shares granted in this option vests 25% per year over a four-year period starting on the Vesting Start Date, as shown on the cover sheet.

The remaining portion of the terms and conditions for vesting and for the remainder of the subject Nonqualified Stock Option Agreement remain unchanged.




Optionee:_____________________________________
                     (Signature)




Enova:________________________________________
                     (Signature)


      Title:__________________________________